UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2023

FAZE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40083	84-2081659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 N. Cahuenga Blvd. Los Angeles, CA	90038
(Address of principal executive offices)	(Zip Code)

(818) 688-6373

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FAZE	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of common stock	FAZEW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Legal Officer

On January 10, 2023, Tamara Brandt, the Chief Legal Officer and Head of Business and Legal Affairs of FaZe Holdings Inc. (the “Company”), notified the Board of Directors of the Company (the “Board”) that she will resign from the Company, effective as of February 3, 2023 (the “Resignation Date”). Ms. Brandt will be joining Creative Artists Agency later in February in a senior role in the legal department.

In connection with Ms. Brandt’s resignation, on January 15, 2023, the Company and Ms. Brandt entered into a separation agreement (the “Separation Agreement”) and an advisory agreement (the “Advisory Agreement,” and collectively, the “Agreements”). Pursuant to the Agreements, among other things, (i) during the term of the Advisory Agreement, Ms. Brandt’s unvested stock options and restricted stock with the Company will continue to vest; (ii) upon the termination of the Advisory Agreements, each of Ms. Brandt’s unvested stock options will vest and become exercisable for a year after the date of such termination, subject to Ms. Brandt complying with the terms of the Advisory Agreement, and (iii) for the period commencing on February 4, 2023 and ending on June 4, 2023, with a two-month mutual extension option, Ms. Brandt will provide advisory services to the Company at a monthly rate of $37,500. The vesting of Ms. Brandt’s unvested stock options and restricted stock awards is also subject to the execution and nonrevocation of a release of claims in favor of the Company. The foregoing description is qualified in its entirety by the Separation Agreement and the Advisory Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events

In connection with Ms. Brandt’s resignation, Kyron Johnson, Corporate Counsel, will serve as the acting General Counsel of the Company, effective as of February 3, 2023.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement between FaZe Holdings Inc. and Tamara Brandt, dated January 15, 2023.

10.2	Advisory Agreement between FaZe Holdings Inc. and Tamara Brandt, dated January 15, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAZE HOLDINGS INC.

Date: January 17, 2023	By:	/s/ Lee Trink
	Name:	Lee Trink
	Title:	Chief Executive Officer